UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2010 (September 17, 2010)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Report on Form 8-K dated June 18, 2010, as amended, or the June 18th Current Report, Government Properties Income Trust, or GOV, we or us, entered into a series of purchase and sale agreements, dated as of June 14, 2010, or the Purchase Agreements, for the purchase of 15 properties that are majority leased to government tenants, or the CWH Government Buildings, from certain subsidiaries of CommonWealth REIT, or CWH.  The Purchase Agreements are more fully described in the June 18th Current Report.  On June 16, 2010 and July 16, 2010, we purchased eight of the CWH Government Buildings, as previously reported in our Current Report on Form 8-K dated July 21, 2010, as amended.  On August 17, 2010, we purchased two additional CWH Government Buildings, as previously reported in our Current Report on Form 8-K dated August 19, 2010, or the August 19th Current Report.

On September 17, 2010, we purchased the remaining five CWH Government Buildings, located in Oklahoma, Maryland, South Carolina and Tennessee, for an aggregate purchase price of approximately $67.0 million, excluding acquisition costs.  We funded these acquisitions using borrowings under our revolving credit facility and proceeds from our recent equity issuance.  As of the date of this Current Report on Form 8-K, we have purchased all fifteen of the CWH Government Buildings, for an aggregate purchase price of approximately $231.0 million, excluding acquisition costs.

For more information about our relationship with CWH and with Reit Management & Research LLC, or RMR, a company that provides management services to us and to CWH, please see the June 18th Current Report and the August 19th Current Report.

Item 7.01.  Regulation FD Disclosure.

We have a $250 million secured revolving credit facility which matures on April 24, 2012 and, subject to certain conditions, including the payment of a fee, may be extended at our option to April 24, 2013.  We have entered into negotiations with lenders to refinance that credit facility with a new unsecured credit facility. If we are successful with these negotiations, we expect that the new unsecured credit facility will close prior to year end 2010. These negotiations are ongoing, and we can provide no assurance that we will refinance our current secured credit facility with a new unsecured credit facility or that the refinancing, if it occurs, will not be delayed beyond year end 2010.

Item 8.01.  Other Events.

On September 17, 2010, pursuant to our equity compensation plan, our Compensation Committee voted to grant an aggregate of 36,950 common shares of beneficial interest, par value $0.01 per share, to our officers and certain employees of RMR, valued at $26.65 per common share, the closing price of our common shares on the New York Stock Exchange on that day.  These grants were made pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

We have previously filed with our Current Report on Form 8-K/A dated July 2, 2010, the Combined Statements of Revenues and Certain Operating Expenses for the CWH Government Buildings, for the three month periods ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, together with the related Notes to Combined Statements of Revenues and Operating Expenses.

(b)  Pro Forma Financial Information.

We have previously filed with our Current Report on Form 8-K/A dated August 3, 2010, pro forma financial data for us, which includes the CWH Government Buildings, as well as other transactions, including acquisitions we have completed since June 30, 2010 (balance sheet) and January 1, 2009 (statement of income).

(d)  Exhibits.

We hereby file the following exhibit:

10.1         Form of Restricted Share Agreement.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE INCLUDE STATEMENTS THAT WE ARE NEGOTIATING TO REFINANCE OUR $250 MILLION SECURED REVOLVING CREDIT FACILITY, CONTEMPLATED TERMS AND CONDITIONS AND THE EXPECTED CLOSING DATE UNDER A NEW REVOLVING CREDIT FACILITY.  OUR ABILITY TO REFINANCE OUR $250 MILLION SECURED REVOLVING CREDIT FACILITY AND THE TERMS AND CONDITIONS OF ANY NEW CREDIT FACILITY AND THE TIMING OF THE CLOSING THEREUNDER ARE AND WILL BE SUBJECT TO COMPLETION OF SUCCESSFUL NEGOTIATIONS WITH PROSPECTIVE LENDERS, AGREEMENT ON FINAL DOCUMENTATION AND VARIOUS CLOSING CONDITIONS, SOME OF WHICH ARE BEYOND OUR CONTROL.  THEREFORE COMPLETION OF THE REFINANCING MAY NOT OCCUR OR MAY BE DELAYED.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS MAY BE REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Adam D. Portnoy
Name:	Adam D. Portnoy
Title:	President

Dated:  September 17, 2010